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                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 80 to File No. 33-70742; Amendment No. 82 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 18, 2010 with respect to the LVIP Global Income Fund, included in the 2009 Annual Reports to shareholders.

                                        /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 14, 2010